UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2007

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Lazare Kaplan International Inc. (the “Company”) filed Certificates of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware to effect a 1-for-101 reverse stock split of the Company’s common stock, par value $1.00 per share, to be followed immediately by a 101-for-1 forward stock split of the Company’s common stock (collectively, the “Transaction”). The Transaction was effective as of 6:01 p.m. (Eastern Time) on November 12, 2007. Pursuant to the Transaction, stockholders of record holding fewer than 101 shares of the Company’s common stock immediately before the Transaction are entitled to receive a cash payment of $8.06 for each such share owned before the Transaction rather than receiving fractional shares. Stockholders who are cashed out as a result of the Transaction will be notified by the Company’s transfer agent for purposes of receiving payment. Stockholders holding 101 or more shares of the Company’s common stock immediately before the Transaction will continue to hold the same number of shares following the Transaction.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation, dated as of November 12, 2007.

3.2	Certificate of Amendment of Certificate of Incorporation, dated as of November 12, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: November 14, 2007	By: /s/ William H. Moryto
William H. Moryto
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation, dated as of November 12, 2007.

3.2	Certificate of Amendment of Certificate of Incorporation, dated as of November 12, 2007.